SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2015

ExamWorks Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34930

Delaware	27-2909425
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3280 Peachtree Road, N.E.

Suite 2625

Atlanta, GA 30305

(Address of principal executive offices, including zip code)

(404) 952-2400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement

5.625% Senior Notes due 2023

On April 16, 2015, ExamWorks Group, Inc. (the “Company”) issued $500.0 million in aggregate principal amount of 5.625% senior notes due 2023 (the “Notes”) pursuant to an effective shelf registration statement on Form S-3 (File No. 333-203274) filed with the Securities and Exchange Commission (the “SEC”) on April 7, 2015.

The terms of the Notes are governed by an Indenture, dated as of April 16, 2015 (the “Base Indenture”), among the Company, certain subsidiary guarantors named therein (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture, dated as of April 16, 2015 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), among the Company, the Guarantors and the Trustee. The Notes are the Company’s general senior obligations and rank equally with the Company’s existing and future senior unsecured obligations and senior to all of the Company’s further subordinated indebtedness. The Notes are effectively subordinated to the Company’s and the Guarantors’ existing and future secured obligations, to the extent of the value of the assets securing such obligations. The Notes accrue interest at a rate of 5.625% per year, payable semi-annually in cash in arrears on April 15 and October 15 of each year, commencing October 15, 2015. The Notes were issued at 100% of their principal amount.

At any time on or after April 15, 2018, the Company may redeem some or all of the Notes at the redemption prices stated in the Indenture, plus accrued and unpaid interest to the date of redemption. Prior to April 15, 2018, the Company may redeem up to 40% of the aggregate principal amount of the Notes with net cash proceeds from certain equity offerings at a redemption price equal to 105.625% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, provided that at least 60% of the original aggregate principal amount of the Notes remains outstanding after redemption. Further, the Company may redeem some or all of the Notes at any time prior to April 15, 2018 at a redemption price equal to 100% of the principal amount of the Notes, plus a make whole premium described in the Indenture, plus accrued and unpaid interest.

The Indenture includes covenants which, subject to certain exceptions, limit the ability of the Company and its restricted subsidiaries (as defined in the Indenture) to, among other things, incur additional indebtedness, make certain types of restricted payments, incur liens on assets of the Company or the restricted subsidiaries, engage in asset sales and enter into transactions with affiliates. Upon a change of control (as defined in the Indenture), the Company may be required to make an offer to repurchase the Notes at 101% of their principal amount, plus accrued and unpaid interest. The Indenture also contains customary events of default.

The Company intends to use the net proceeds from the offering (i) to redeem all of the $250.0 million in aggregate principal amount of the Company’s outstanding 9.0% senior notes due 2019, (ii) to repay all outstanding borrowings under its $262.5 million senior secured credit facility with Bank of America, N.A., as administrative agent, and the lenders party thereto (the “Existing Credit Facility”), (iii) to pay related fees and expenses and (iv) for general corporate purposes, including acquisitions.

Amended and Restated Credit Facility

Concurrently with the issuance of the Notes, on April 16, 2015, the Company amended and restated the terms of the Existing Credit Facility in connection with the offering of the Notes pursuant to an amended and restated credit agreement, dated April 16, 2015, among the Company, the Guarantors, Bank of America, N.A., as administrative agent, and the other lenders party thereto (the “Amended and Restated Credit Facility”).

The Amended and Restated Credit Facility provides for up to $300.0 million of revolving extensions of credit outstanding at any time (including revolving loans, swingline loans and letters of credit). During the term of the Amended and Restated Credit Facility, the Company has the right, subject to compliance with the covenants specified in the Amended and Restated Credit Facility, to increase the revolving extensions under the Amended and Restated Credit Facility to a maximum of $400.0 million. Multicurrency borrowings and letters of credit under the Amended and Restated Credit Facility are available in certain other currencies. The Amended and Restated Credit Facility has a five-year maturity and is subject to mandatory prepayment if the facility is overdrawn. Voluntary prepayments and commitment reductions are permitted in certain minimum amounts.

The obligations of the Company under the Amended and Restated Credit Facility are guaranteed by certain of the Company’s existing and future domestic subsidiaries (including the Guarantors). The Amended and Restated Credit Facility and all interest rate protection and other hedging arrangements provided by lenders party to the Amended and Restated Credit Facility (or any of its affiliates) are secured on a first-priority basis by a perfected security interest (subject to customary exceptions) in substantially all of the Company’s and each Guarantor’s tangible and intangible assets, including U.S. registered intellectual property, owned real estate property and all capital stock of the Guarantors.

At the Company’s election, the interest rate per annum applicable to the loans under the Amended and Restated Credit Facility will be based on a LIBOR rate or a prime rate plus, in each case, an applicable margin, such margin to be based on a leverage grid.

The Company is obligated to pay certain recurring fees with respect to the Amended and Restated Credit Facility, including (i) fees, not to exceed .45%, on the unutilized commitments under the revolving facility, based on a leverage grid specified therein, (ii) an annual administrative agent fee, and (iii) customary letter of credit fees.

The Amended and Restated Credit Facility contains a number of customary affirmative and negative covenants that, subject to baskets, materiality thresholds, exceptions and qualifications, limit or restrict the ability of the Company and its subsidiaries to, among other things: (i) incur additional indebtedness (including guarantee obligations); (ii) incur liens; (iii) engage in mergers or other fundamental changes; (iv) sell certain property or assets; (v) pay dividends or other distributions; (vi) make acquisitions, investments, loans and advances; (vii) prepay certain indebtedness, including the notes offered hereby; (viii) change the nature of their business; and (ix) engage in certain transactions with affiliates. In addition, under the Amended and Restated Credit Facility, subject to exceptions and qualifications, the Company is required to comply with (i) a maximum consolidated senior secured leverage ratio, (ii) a maximum consolidated leverage ratio, and (iii) a minimum consolidated fixed charge coverage ratio.

The Amended and Restated Credit Facility contains customary events of default, subject to cure periods, baskets, materiality thresholds, exceptions and qualifications, including nonpayment of principal, interest, fees or other amounts; material inaccuracy of a representation or warranty when made; failure to perform or observe covenants; cross-default to other indebtedness; bankruptcy and insolvency events; inability to generally pay debts; monetary judgment defaults; actual or asserted invalidity or impairment of any definitive loan documentation; and a change of control.

Working Capital Facilities

On April 16, 2015, the working capital facility provided to UK Independent Medical Services Limited by Barclays Bank PLC and the working capital facility provided to Premex Group Limited by Barclays Bank PLC were each amended (the “Working Capital Facility Amendments”) to, among other things, extend the term by a period of 36 months. Each of these working capital facilities were otherwise set to terminate in June 2015.

Item 2.03              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosures set forth under Item 1.01 are incorporated by reference into this Item 2.03.

Item 8.01              Other Events

On April 9, 2015, the Company and the Guarantors entered into an underwriting agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Underwriting Agreement”) with respect to the issuance and sale of the Notes.

On April 16, 2015, the Company issued a press release announcing the closing of the transaction pursuant to which the Notes were issued (the “Press Release”).

The descriptions of the Underwriting Agreement, the Indenture, the Notes, the Amended and Restated Credit Facility, the Working Capital Facility Amendments and the Press Release in this report are summaries and are qualified in their entirety by reference to such documents that are filed as Exhibits 1.1, 4.1, 4.2, 10.1, 10.2, 10.3 and 99.1, respectively, and are incorporated by reference herein.

Item 9.01              Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated April 9, 2015, among the Company, the Guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of itself and as representative for the several underwriters.

4.1	Base Indenture, dated April 16, 2015, among ExamWorks Group, Inc., the Guarantors party thereto, and U.S. Bank National Association, as Trustee.

4.2	Supplemental Indenture, dated April 16, 2015, among ExamWorks Group, Inc., the Guarantors party thereto, and U.S. Bank National Association, as Trustee (including the Form of 5.625% Note Due 2023).

4.3	Form of Note issued under the Supplemental Indenture (included in Exhibit 4.2).

5.1	Opinion of Paul Hastings LLP.

5.2	Opinion of Butzel Long.

5.3	Opinion of Harper Meyer Perez Hagen O’Connor Albert & Dribin LLP.

10.1	Amended and Restated Credit Agreement, dated April 16, 2015, among the Company, the Guarantors named therein, the Lenders party thereto and Bank of America, N.A., as Administrative Agent.

10.2	Amendment Letter, dated April 16, 2015, by and between UK Independent Medical Services Ltd and Barclays Bank PLC, amending Sales Finance Agreement, dated September 30, 2010.

10.3	Amendment Letter, dated April 16, 2015, by and between Barclays Bank PLC and Premex Services Limited, amending Sales Finance Agreement, dated May 12, 2011.

99.1	Press Release of ExamWorks Group, Inc., dated April 16, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ExamWorks Group, Inc.

Date: April 17, 2015	By:	/s/ J. Miguel Fernandez de Castro
J. Miguel Fernandez de Castro Chief Financial Officer, Senior Executive Vice President, and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated April 9, 2015, among the Company, the Guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of itself and as representative for the several underwriters.

4.1	Base Indenture, dated April 16, 2015, among ExamWorks Group, Inc., the Guarantors party thereto, and U.S. Bank National Association, as Trustee.

4.2	Supplemental Indenture, dated April 16, 2015, among ExamWorks Group, Inc., the Guarantors party thereto, and U.S. Bank National Association, as Trustee (including the Form of 5.625% Note Due 2023).

4.3	Form of Note issued under the Supplemental Indenture (included in Exhibit 4.2).

5.1	Opinion of Paul Hastings LLP.

5.2	Opinion of Butzel Long.

5.3	Opinion of Harper Meyer Perez Hagen O’Connor Albert & Dribin LLP.

10.1	Amended and Restated Credit Agreement, dated April 16, 2015, among the Company, the Guarantors named therein, the Lenders party thereto and Bank of America, N.A., as Administrative Agent.

10.2	Amendment Letter, dated April 16, 2015, by and between UK Independent Medical Services Ltd and Barclays Bank PLC, amending Sales Finance Agreement, dated September 30, 2010.

10.3	Amendment Letter, dated April 16, 2015, by and between Barclays Bank PLC and Premex Services Limited, amending Sales Finance Agreement, dated May 12, 2011.

99.1	Press Release of ExamWorks Group, Inc., dated April 16, 2015.